MERRILL LYNCH

MUNICIPAL INTERMEDIATE DURATION FUND

FILE # 811-21348

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
7/15/2005	Mass School Building Authority 5% 8/15/30	10,060,000	2,500,000,000

UBS Financial Services

Citigroup

Lehman Brothers

Banc of America

Bear Stearns

Goldman Sachs

JP Morgan

Merrill Lynch

Advest

A.G. Edwards

Cabrera Capital

Corby Capital

Finacorp Securities

First Albany

Jackson Securities

Melvin Securities

Moors & Cabot

M.R. Beal

National Financial Mkts.

Oppenheimer & Co.

Ramirez & Co

Raymond James

RBC Dain Rauscher

Siebert Brandford

Southwest Securities

Sovereign Securities

9/28/2005	New York Liberty Dev Corp 5.25% 10/1/35	5,800,000	1,265,220,000	Goldman Sachs
10/13/2005	NJ Transportation Trust 5.00% 6/15/19,20	20,000,000	953,020,000

JP Morgan

Bear Stearns

Citigroup

Goldman Sachs

Merrill Lynch

Morgan Stanley

UBS Financial

Advest

Banc of America

NW Capital

Piper Jaffray

Popular Securities

Powell Capital

Ramirez & Co.

RBC Dain Rauscher

Siebert Brandford

Sterne, Agee & Leach

Wachovia Bank